SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50518	11-3626383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680		Houston, Texas 77042

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
S I G N A T U R E
EXHIBIT INDEX

Section 1 – Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     On June 20, 2005, Franklin Bank, S.S.B. (“Franklin Bank”), a subsidiary of Franklin Bank Corp., and Washington Mutual Bank entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) pursuant to which Franklin Bank agreed to acquire five banking offices of Washington Mutual Bank located in the following Texas cities: Beaumont, Groves, Nederland, El Campo and Wharton (the “Acquisition”). In the aggregate, the transaction encompasses approximately $282 million of community banking deposits and $31 million of consumer and home equity loans, as of May 31, 2005. Under the terms of the Purchase Agreement, Franklin Bank is paying Washington Mutual Bank a 12% deposit premium, based on the average daily deposits for the 15-day period preceding the close date, plus the unpaid principal balance and accrued interest, as of the close date, for the consumer and home equity loans. The information set forth herein is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as part of this Form 8-K as Exhibit 2.1. A copy of the press release announcing the transaction is filed as part of this Form 8-K as Exhibit 99.1.

     Consummation of the Acquisition is subject to approval by regulatory authorities and to the satisfaction of certain other conditions set forth in the Purchase Agreement. The Acquisition is expected to close during the fourth quarter of 2005.

Section 9 – Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

Exhibit 2.1	Purchase and Assumption Agreement by and between Washington Mutual Bank, WM Financial Services, Inc. and Franklin Bank, S.S.B., dated as of June 20, 2005

Exhibit 99.1	Press release of Franklin Bank Corp. dated June 21, 2005

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: June 23, 2005	By:	/s/ Russell McCann
Russell McCann
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Purchase and Assumption Agreement by and between Washington Mutual Bank, WM Financial Services, Inc. and Franklin Bank, S.S.B., dated as of June 20, 2005

99.1	Press release of Franklin Bank Corp. dated June 21, 2005